Exhibit 99.1

Ocean Power Technologies Installs AI Capable Merrows™

PowerBuoy® for Naval Postgraduate School

System includes AT&T® 5G technology for seamless Maritime Domain Awareness

MONROE TOWNSHIP, NJ, July 9, 2025 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced the successful installation of its previously contracted PowerBuoy® system for the Naval Postgraduate School (NPS).

The full system, now deployed in Monterey Bay, integrates AT&T® 5G technology and advanced subsea sensors into OPT’s latest PowerBuoy® equipped with its proprietary Merrows™ suite—designed for AI-capable, seamless Maritime Domain Awareness (MDA) integration across manned and unmanned platforms. The PowerBuoy® will provide continuous, autonomous monitoring and data collection in one of the world’s most strategically significant maritime regions and is configured to support additional environmental sensors from NPS or other research partners.

This marks another milestone in the execution of OPT’s strategic plan to deliver advanced, persistent offshore infrastructure that supports defense, security, and research missions.

“We are excited to complete this installation and move into the lease phase of our contract with NPS,” said Philipp Stratmann, CEO of Ocean Power Technologies. “This deployment enables our current and future customers to evaluate the PowerBuoy® with AI-capable Merrows™ technology as a critical asset for enhancing maritime security and operational awareness above and below the surface. The collaboration with AT&T® also demonstrates how PowerBuoys® can serve as 5G communications nodes along the U.S. coastline. As the demand grows for rapidly deployable maritime systems, OPT’s differentiated technology and expanding partnerships will accelerate the growth of our services business.”

“At AT&T, we modernize network infrastructure to support the technologies of the future,” said Wes Anderson, President Public Sector, AT&T. “That’s why we’re proud to have launched a 5G cell site at sea with the Navy, Naval Postgraduate School, and OPT. This collaboration fuels our commitment to developing 5G and edge computing solutions for manned and unmanned naval platforms that support national defense, homeland security, and the maritime community.”

For additional information about OPT, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continuing successful operations of the AI capable Merrows™ PowerBuoy®, success with NPS, the delivery of customer services, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com